Exhibit 10(aa)

                         WOLVERINE WORLD WIDE, INC.

                     1994 DIRECTORS' STOCK OPTION PLAN

                                 SECTION 1

                   Establishment of Plan; Purpose of Plan

     1.1 Establishment of Plan. The Company hereby establishes the 1994 DIRECTORS' STOCK OPTION PLAN (the "Plan") for its Non-Employee Directors. The Plan permits the grant of Stock Options that are nonqualified stock options.

     1.2 Purpose of Plan. The purpose of the Plan is to advance the interests of the Company and its stockholders by attracting and retaining the services of experienced and knowledgeable Non-Employee Directors and to provide additional incentive for such Non-Employee Directors to continue to promote and work for the best interests of the Company and its stockholders through continuing ownership of the Company's Common Stock.


                                 SECTION 2

                                Definitions

          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Company.

     2.3  "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan.

     2.5 "Common Stock" means the Common Stock of the Company, par value $1 per share.

     2.6 "Company" means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

     2.7 "Market Value" shall equal the mean of the highest and lowest sales prices of shares of Common Stock on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of Common Stock were traded.
     2.8 "Non-Employee Directors" means directors of the Company who are not also employees of the Company or any of its subsidiaries.

     2.9 "Retirement" means the reaching of mandatory retirement age for a director as established by the Board, which is currently 70 years of age.

     2.10 "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, all Stock Options shall be nonqualified stock options.


                                 SECTION 3

                               Administration

     3.1 Power and Authority. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan. All determinations, interpretations, and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall not be paid any additional fees for their services.

     3.2 Indemnification of Committee Members. Each person who is or has been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 SECTION 4

                         Shares Subject to the Plan

     4.1 Number of Shares. Subject to adjustment as provided in subsection 4.2, a maximum of 80,000 shares of Common Stock shall be available for Stock Options under the Plan. Such shares shall be authorized and may be either unissued or treasury shares.

     4.2 Adjustments. If the number of shares of Common Stock outstanding changes on or after March 10, 1994, by reason of a stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation,



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combination, exchange of shares, or any other change in the corporate structure or shares of the Company, the number and kind of securities subject to and reserved under the Plan, including, without limitation, the number of shares to be granted pursuant to subsection 5.1, together with applicable exercise prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Stock Options, with an appropriate cash adjustment for the value of any Stock Options eliminated. If a Stock Option is canceled, surrendered, modified, exchanged for a substitute Stock Option, or expires or terminates during the term of the Plan but prior to the exercise or vesting of the Stock Option in full, the shares subject to but not delivered under such Stock Option shall be available for other Stock Options.


                                 SECTION 5

                               Stock Options

     5.1  Grant.   Subject to adjustment as provided in subsection 4.2, a
Stock Option to purchase 750 shares of Common Stock shall be granted automatically on the date of the 1994 Annual Meeting of Stockholders and the date of each annual meeting thereafter to each director of the Company who is, at the close of each such annual meeting, a Non-Employee Director. In addition, each Non-Employee Director shall at the time of his or her initial election or appointment be granted a Stock Option to purchase 3,000 shares of Common Stock. Stock Option grants to Non-Employee Directors under this Plan are supplemental to and not in replacement of grants of options under the Company's Directors Stock Option Plan, which was approved by the stockholders in 1988 (the "1988 Plan"); provided, however, that the number of shares awarded to a Non-Employee Director pursuant to a Stock Option under this Plan shall be reduced by the number of shares awarded to such Non-Employee Director on the same date pursuant to the 1988 Plan such that no Non-Employee Director receives a combination of options under both plans to purchase a number of shares that is greater than the number of shares that would have been subject to Stock Options under this Plan alone on the applicable date. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

     5.2 Stock Option Agreements. Stock Options shall be evidenced by Stock Option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Each Stock Option agreement shall conclusively evidence, by the Non-Employee Director's signature thereon, that it is the intent of the Non-Employee Director to continue to serve as a director of the Company for the remainder of his or her term during which the Stock Option was granted.






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     5.3  Stock Option Price.  The per share Stock Option price shall be one hundred percent (100%) of the Market Value of the Common Stock on the date of grant.

     5.4 Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. When appropriate arrangements are made with a broker or other institution, payment may be made by a properly executed exercise notice directing delivery of shares to a broker, together with irrevocable instructions to the broker to deliver promptly to Wolverine the amount of sale or loan proceeds to pay the exercise price.

     5.5 Limits on Exercisability. Stock Options shall be exercisable for a period not to exceed 10 years from the date of grant. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof.

     5.6  Restrictions on Transferability.

          (a) General. No Stock Options granted under the Plan may be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated except by will or the laws of descent and distribution. All Stock Options granted to a Non-Employee Director shall be exercisable during the Non-Employee Director's lifetime only by such Non-Employee Director or the legal representative acting in the name of the Non-Employee Director.

          (b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     5.7  Termination of Directorship.

          (a) General. If a Non-Employee Director ceases to be a director of the Company for any reason other than the Non-Employee Director's death, disability, or Retirement, the Non-Employee Director may exercise his Stock Options only for a period of three months after such termination of director status.

          (b) Death. If a Non-Employee Director dies either while a director of the Company or after the termination of his or her directorship, the Stock Option issued to such Non-Employee Director shall be exercisable by the personal representative of such Non-Employee Director or other successor to the interest of




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     the Non-Employee Director for one year after the Non-Employee
     Director's death.

          (c) Disability. If a Non-Employee Director ceases to be a director of the Company due to the Non-Employee Director's disability, the Non-Employee Director may exercise a Stock Option for a period of one year following such termination of directorship.

          (d) Non-Employee Director Retirement. If a Non-Employee Director reaches mandatory Retirement age for a director, any Stock Option granted under the Plan may be exercised during the remaining term of the Stock Option.


                                 SECTION 6

                            General Provisions

     6.1 No Rights to Awards. Except as otherwise provided in subsection 5.1, no Non-Employee Director or other person shall have any claim to be granted any Stock Option under the Plan, and there is no obligation of uniformity of treatment of Non-Employee Directors or holders or beneficiaries of Stock Options under the Plan. To the extent consistent with the Plan, the terms and conditions of Stock Options and the determination of the Committee to grant a waiver or modification of any Stock Option and the terms and conditions thereof need not be the same with respect to each Non-Employee Director.

     6.2 Compliance With Laws; Listing and Registration of Shares. All Stock Options granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules, and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Stock Option or the issue or purchase of shares thereunder, such Stock Option may not be exercised in whole or in part, or the restrictions on such Stock Option shall not lapse, unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     6.3 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.




                                    -5-
     6.4 No Right to Directorship. The grant of a Stock Option shall not be construed as giving a Non-Employee Director the right to be retained as a director of the Company. A Non-Employee Director may be removed from his or her directorship in accordance with the Company's By-Laws, Certificate of Incorporation, or applicable law, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Non-Employee Director.

     6.5 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

     6.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                 SECTION 7

                                 Amendment

          The Board may from time to time amend the Plan as it deems proper and in the best interests of the Company; provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder; and provided further, that without stockholder approval no such amendment shall be effective that would: (a) materially increase either the benefits to Non-Employee Directors under the Plan or the number of shares that may be issued under the Plan; (b) modify the eligibility requirements for participation in the Plan; or (c) require stockholder approval pursuant to Rule 16b-3 under the Act or the rules of the New York Stock Exchange or any other exchange upon which the Company's Common Stock is traded. In addition, no termination, amendment, or modification of the Plan shall become effective with respect to any Stock Option previously granted under the Plan without the prior written consent of the Non-Employee Director holding such Stock Option, unless such termination, amendment, or modification operates solely to the benefit of the Non-Employee Director, except according to the terms of the Plan or the Stock Option agreement.


                                 SECTION 8

                  Effective Date and Duration of the Plan

          This Plan shall take effect April 21, 1994, subject to approval by the stockholders at the 1994 Annual Meeting of Stockholders or any



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adjournment thereof or at a Special Meeting of Stockholders.  Stock Options
granted under the Plan shall not be exercisable prior to such stockholder approval and shall expire if the stockholders do not approve the Plan at the 1994 Annual Meeting of Stockholders or any adjournment thereof. The Board may terminate the Plan at any time and, unless earlier terminated by the Board, the Plan shall terminate on April 20, 2004. No Stock Option shall be granted under the Plan after such date.














































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